Putnam Equity Spectrum Fund  period ended 4/30/17

Item 77QI: Incorporation by Reference

SubManagement Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated February
27, 2014; Schedule A amended as of October 27, 2016
Incorporated by reference to PostEffective Amendment No. 247 to the Registrants Registration Statement filed on November 25,
2016.